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                          SOFTWARE LICENSING AGREEMENT
                             CONTRACT #___________

THIS SOFTWARE LICENSE AGREEMENT is entered into as of this 26th day of January, 2000 (hereinafter "Effective Date") by and between Dell Products L.P. (hereinafter "Dell") with its principal place of business at One Dell Way, Round Rock, Texas 78682, and Raid Power Services, Inc, a corporation having a principal place of business at 3 Princess Road, Lawrenceville, N.J. 08648 (hereinafter "RP").

1.0      DEFINITIONS

1.1 AGREEMENT shall mean this Software License Agreement and its Supplement.

1.2 ERROR shall mean the failure of the License Product to conform to its accompanying documentation which failure can be reproduced by RP or by Dell and demonstrated to RP.

1.3 LICENSED PRODUCT(S) shall mean: (i) all or any part of the software and documentation listed in the Supplement to this Software License Agreement, (ii) all Error corrections and bug fixes made by RP during the term of this Agreement (individually a "Fix" and collectively "Fixes") and, (iii) all improvements, modifications, alterations, revisions, extensions, upgrades, national language versions and/or enhancements to the software and/or documentation other than Fixes made by RP and provided to Dell during the term of this Agreement (hereinafter "Updates").

1.4 FCS shall mean Dell's first shipment of the production level version of a Licensed Product to customers for revenue.

1.5 SUPPLEMENT shall mean the supplement executed under this Software License Agreement. The Supplement shall describe the Licensed Product(s) and may include additional terms and conditions such as compensation, delivery schedules, technical contacts and other information related to the Licensed Product(s). The terms and conditions of this Software License Agreement shall apply to the Supplement.

2.0      OBJECT CODE LICENSE WITH SOURCE CODE ESCROW PROVISIONS

2.1 RP hereby grants to Dell, during the term of this Agreement, a non-exclusive (except as described in the Supplement, Section 5.0), worldwide, right and license, to: (i) use, make, execute, reproduce, display, and perform the Licensed Product(s), in object code form,
         (ii) distribute, license, and sublicense, the Licensed Product(s), in object code form, as part of, in conjunction with, or for use with, Dell systems, which may include merging or abridging the object code with software code owned by Dell and modifying script files included with the object code (including, but not limited to electronic download of the Licensed Product(s) from Dell websites for the purposes described herein) and (iii) authorize, license and sublicense third parties to do any, some or all of the foregoing (a "Third Party"). Dell and each Third Party will offer the Licensed Product(s) to end users pursuant to Dell's or RP's end user license agreement or the like, as updated from time to time, a copy of which is attached hereto as Exhibit B. It is RP's intent to grant to Dell all necessary rights and licenses under any copyrights, patents, patent applications, trade secrets and other intellectual property rights as are necessary (but only to the extent necessary) to enable Dell to exercise the foregoing rights and licenses.

2.2 The above grant includes, without limitation, the right and license to, in accordance with RP's published trademark guidelines: (i) use RP's trade names, product names and trademarks in connection with the marketing and distribution of Licensed Product(s) and (ii) all pictorial, graphic and audio visual works including icons, screens and characters created as a result of execution of the Licensed Product(s). RP grants Dell the right to establish Dell's own branding of the Licensed Product(s).

2.3 Upon Dell's request, RP agrees to place into escrow with a mutually agreeable third party escrow agent the Licensed Product(s), in source code form, and all build tools and other materials owned by RP which are

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         necessary to enable Dell to maintain, service and manufacture the
         Licensed Product(s) in object code form ("hereinafter Escrow Materials"). Dell shall be responsible for paying the escrow agent's fees. Dell agrees not to exercise its license to the Escrow Materials set forth below unless and until the Escrow Materials are released to Dell by the escrow agent. The escrow agent may only release the Escrow Materials to Dell under the following circumstances which occur during the term of the Agreement: (i) RP fails to meet its maintenance and support obligations under this Agreement, after seven (7) days notice to RP, provided that RP has not cured the failure during such seven
         (7) day period, (ii) RP becomes insolvent, (iii) a claim of bankruptcy is filed by or on behalf of RP, (iv) RP makes an assignment for the benefit of a creditor, (v) subject to Section 11.3, transfer by RP of any of the Intellectual Property that is the subject of this Agreement, whether by operation of law or otherwise, to any of the parties on the "Exclusivity List" stated in Section 5.0 of the Supplement, or (vi) RP ceases to do business in the normal course.

2.4 Effective upon the release of the Escrow Materials, RP hereby grants to Dell, during the term of this Agreement, a non-exclusive (except as described in the Supplement, Section 5.0), worldwide, right and license to internally: (i) use, execute, reproduce, display, perform, and prepare derivative works of, the source code for the Licensed Products, for the purposes of enabling Dell to maintain, service, enhance, improve and manufacture the Licensed Product(s) and distribute the object code versions of the modified source code as part of the Licensed Products, and (ii) authorize, license and sublicense third parties to do any, some or all of the foregoing on Dell's behalf (provided such third parties execute appropriate agreements to protect the confidentiality and proprietary nature of the source code). It is RP's intent to grant to Dell all necessary rights and licenses under any copyrights, patents, patent applications, trade secrets and other intellectual property rights as are necessary (but only to the extent necessary) to enable Dell to exercise the foregoing rights and licenses. Notwithstanding the release of the Escrowed Materials, Dell shall continue to pay royalties as provided herein.

2.5 Except as provided in this Agreement, Dell shall distribute the Licensed Product only in its original form and shall not modify, disassemble, recreate, copy, decompile, reverse engineer or generate the Licensed Products or any portion thereof, nor shall it include any part of the Licensed Products in its original form or in a derivative form, in any other product or software program.

3.0      COMPENSATION; PER COPY ROYALTIES

3.1 Dell will pay RP a per copy royalty as set forth in the Supplement for each copy of the Licensed Product(s) distributed by Dell for revenue. ***

3.2 The per copy royalties and the royalties for maintenance and support set forth in the Supplement represent Dell's only financial obligations under this Agreement and includes all costs and fees. All payments shall be made in United States currency. RP acknowledges that there is no minimum aggregate royalty due under this Agreement and that any royalties received will be based solely on the criteria set forth above. RP acknowledges and agrees that Dell has the right to withhold any applicable taxes from any royalties due under this Agreement if required by any government agency.

3.3 Upon request, Dell shall submit royalty reports within forty-five (45) days after the end of Dell's fiscal quarters. For the purposes of royalty reporting, as an example, Dell's fiscal quarters may be:
         Quarter 1 - February 1-April 30, Quarter 2 - May 1-July 31, Quarter 3
         - August 1-October 31, and Quarter 4 - November 1-January 31.

3.4 A nationally recognized accounting organization retained by RP and acceptable to Dell may have access to those records maintained by Dell that are necessary to determine whether Dell has paid the appropriate royalties hereunder. Dell must receive at least sixty (60) or more days of advance written notice of RP's intent to audit. Such audit may only take place upon sixty (60) days written notice, during regular business hours and no more than once per calendar year. Only three (3) years of Dell records may be accessed from the date of audit, unless there is a substantial discrepancy which may affect additional year records. All



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         records accessed during the audit shall be deemed Dell confidential information and will be treated as such in accordance with the confidentiality agreement in place between the parties. If no such agreement is in place, the parties will negotiate in good faith the terms of such an agreement.

3.5 If the parties discover and agree that Dell has overpaid RP, RP shall refund the amount of the overpayment to Dell within forty-five (45) days after receipt of an invoice. If the parties discover and agree that Dell has underpaid RP, Dell will pay RP the amount of the underpayment within forty-five (45) days after receipt of an invoice and, if the underpayment is more than fifteen percent (15%) of the amount actually paid to RP, Dell shall reimburse RP for the costs of the audit.

4.0      PRE-DELIVERY TESTING, DELIVERY, ACCEPTANCE, AND DEVELOPMENTS

4.1 Prior to delivery, RP shall perform all testing necessary to ensure that the Licensed Product(s) comply with its written specifications and are compatible with Dell systems. RP shall appoint a designated systems engineer who shall be available to provided reasonable support to Dell in all areas relating to the Licensed Product(s). Such designated systems engineer will work with Dell on any modifications to the Licensed Product(s) that the parties mutually agree are necessary to fully support Dell's systems and their features.

4.2 RP shall, at its expense, deliver a master copy of the Licensed Product(s) to Dell in accordance with the schedule set forth in the Supplement. RP also shall, at its expense, deliver to Dell, within fifteen (15) days of Dell's request, but not earlier than the commercial release of same, all Updates and Fixes to the Licensed Product(s) made during the term of this Agreement. RP shall inform Dell of the existence of a major Update or Fix at least thirty (30) days prior to making such an Update or Fix generally available or within five (5) days for a minor Update. Upon Dell's request and as available, RP shall provide Dell with a pre-release copy of any Update or Fix. RP shall deliver a master copy of its standard end user license agreement and a copy of the Licensed Product's written specifications at the same time RP delivers the Licensed Product(s).

4.3 RP shall deliver the candidate final version of each initial Licensed Product at least thirty (30) days prior to Dell's code freeze date as stated in the Supplement. Dell's code freeze date for a Licensed Product shall occur six (6) calendar weeks prior to Dell's planned FCS date as stated in the Supplement. Upon Dell's receipt of such candidate final version of each initial Licensed Product and each Update, Dell shall have thirty (30) days to conduct those tests that Dell deems appropriate to determine whether the Licensed Product: (i) complies with its written specifications, (ii) contains any Errors and
         (iii) is compatible with Dell's systems ("Test Criteria"). If Dell discovers a problem and notifies RP of such problem in detail during such thirty (30) day period, Dell will notify RP and RP will have fifteen days (15) to fix the problem and deliver a corrected version of the Licensed Product or Update to Dell. Upon receipt of the corrected version, Dell will have fifteen (15) days to test the corrected version of the Licensed Product. If Dell reasonably determines that there is still a problem, Dell will have the option of rejecting the Licensed Product or agreeing upon a fix strategy with RP. This acceptance and correction process shall continue for so long as the parties agree. If Dell rejects the Licensed Product or Update after the second or any subsequent submission to Dell, any up front payments previously made by Dell to RP relating to such Licensed Product or Update, if any, shall be refunded in their entirety within thirty (30) days of Dell's rejection. If Dell decides to agree on a fix strategy, such decision shall not be deemed an acceptance of the Licensed Product. In fact, each version of the Licensed Product delivered to Dell, in accordance with the fix strategy, will go through the acceptance process set forth above. If Dell does not notify RP of any problem within the initial thirty (30) day test period or any fifteen (15) day test period, then the Licensed Product shall be deemed accepted by Dell.

4.4 RP agrees to allow Dell to fund engineering projects to be done by RP for specific Dell needs with respect to improvements and enhancements to, or in conjunction for use with, the Licensed Products subject to agreement by RP and Dell as to the terms and conditions of the development of such projects, including price and the time frame for development. Pricing for such projects will not exceed the reasonable industry standard costs of development. On a project-by-project basis, both parties must agree in advance to separate written statements of work as to the specifications and scope of such development and to the



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         ownership of, or exclusive or nonexclusive rights to (as appropriate), the resulting work product and related intellectual property rights; ***. RP and Dell agree to share product roadmaps on a regular basis and RP agrees to consider Dell's suggestions for additions to RP's product line. Each party agrees that the other party's plans regarding future development are confidential.

4.5 During the term of this Agreement, *** RP will offer Dell an opportunity to evaluate such new product to determine whether Dell wants to license such new product. The process for such evaluation will be that RP shall provide Dell with an architectural overview and proposed commercially reasonable royalty for the product. Dell shall have thirty (30) days to inform RP whether it has an interest in licensing such product. If Dell informs RP that it is interested in licensing such product, then the parties shall agree on a product review schedule. The product review schedule shall conclude with a final design review. Dell shall have thirty (30) days after the final design review to inform RP whether it intends to license such product. In the event Dell fails to notify RP within either thirty (30) day period, such failure to notify shall be deemed to be non-acceptance of the product. *** If Dell agrees to license such new product from RP, the new product will be added to this Agreement as a Licensed Product, subject to the terms and conditions of this Agreement and the agreed to royalty, ***. Prior to the addition of a new product to the Supplement, the parties will agree on a schedule for Dell's introduction of the new Licensed Product to Dell's customers that will include at a minimum the RP code freeze date, the Dell code freeze date and the planned FCS date for such Licensed Product, the appointment of business and technical contacts for each party to monitor compatibility issues and other Licensed Product release issues, all of which shall be stated in the Supplement.

4.6 In the event that RP is unable to comply with the terms of the agreed upon schedule for Licensed Product introduction as a result of events solely within RP's control, RP will reimburse Dell for all direct costs and expenses incurred by Dell, ***, as a result of RP's non-compliance with this Section. Provided, however, that no such reimbursement shall be due unless RP's non-compliance extends beyond thirty (30) days after Dell's code freeze date.

5.0      SUPPORT, TRAINING AND MAINTENANCE

5.1 RP shall train an agreed upon number of Dell personnel to set up, install, configure and operate the Licensed Product(s) and provide such other training as agreed upon by the parties to assist and enable Dell to fully perform and exercise its rights under this Agreement. Such training shall be completed thirty (30) days prior to Dell's commercial introduction of the Licensed Product(s). Additional training periods for Updates shall also be provided within a mutually agreed upon time period. RP agrees to waive all training fees with respect to such training.

5.2 During the term of this Agreement, and provided that Dell is current in its royalty payments to RP, RP shall, at RP's expense, provide third level ongoing technical support, maintenance and services for the Licensed Product(s) directly to Dell. Should RP become aware of any reproducible Errors or be notified by Dell of any Errors in the Licensed Product(s), RP shall promptly take appropriate measures to correct such Errors and provide such corrections in accordance with the time frames set forth below. RP shall provide, at RP's expense, reasonable assistance in correcting difficulties caused by Errors, including, but not limited to, phone assistance to Dell customer service staff.

5.3 Dell shall provide, at its own expense, all first and second level installation and support services to its end users with respect to the Licensed Products. Dell shall be solely responsible for all first level support to end users. First level support shall include call acceptance from end users with diagnosis of problems to determine if they relate to hardware, operating software or application software, whether provided by Dell, RP or third parties. Dell shall be responsible for investigating and collating all software related Errors in the Licensed Products as reported by end users and for attempting to apply known maintenance releases previously supplied by RP to Dell. Any unresolved suspected Errors relating to the Licensed Products may be referred by Dell to RP for third level support.



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5.4      Dell will notify RP of any problems discovered with the Licensed
         Product(s). Such notification may be in writing or oral. The following sets forth the time periods during which RP will use all reasonable commercial efforts to correct any Errors:

---------------------------------------- --------------------------------------
         SEVERE DEFECT                            CORRECTION

RP acknowledgment and description        Continuous remedial action until
of course of action within six (6)       work-around or patch is completed.
hours of notification by Dell.

         MAJOR DEFECT                             CORRECTION

RP acknowledgment and description of     Remedial action during Business Hours
course of action within twenty four      to produce work-around or patch.
(24) hours of notification by Dell,
but only during Business Hours.

         MINOR DEFECT                             CORRECTION

RP acknowledgment and description of     Next Release of the Licensed Product.
course  of action within five (5)
days of notification by Dell.

---------------------------------------- --------------------------------------

         Severe Defect is any Error in the Licensed Product that fully impairs the intended use or operation of the Licensed Product by Dell or licensees of the Licensed Product.

         Major Defect is any Error in the Licensed Product(s) that partially impairs material functionality of the Licensed Product by Dell or licensees of the Licensed Product.

         Minor Defect is any Error that is outside of the Severe Defect or Major Defect definitions.

5.5 RP will provide hardware certification services for certain Dell configurations and components for the platforms referenced in Supplement No. 1. Such services will consist of the following:

         ***
         (ii) RP will certify a system within sixty (60) days after receipt of the Dell system configuration;

         (iii) Dell will have the option to self certify its configured systems when such certification tests are available from RP;

         (iv) RP will provide *** dedicated contacts for Dell certification support, with specified contacts for backup in the event that the designated contacts are unavailable;

         (v) RP will certify and provide support for ***.

5.6 Notwithstanding the support and maintenance provisions above, RP shall have no support or maintenance obligations with respect to any part or parts of the Licensed Products which have been damaged by improper installation or operation, or if Dell or any third party has modified or attempted to modify the Licensed Product.


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6.0      REPRESENTATIONS AND WARRANTIES

6.1      On an ongoing basis, RP represents and warrants that:

         (a) for a period of thirty (30) from the initial delivery of the Licensed Product(s) to Dell, the Licensed Products will operate in accordance with their respective written specifications;

         (b) RP has all the necessary rights, titles and interests in the Licensed Product(s) to grant Dell the rights and licenses contained in this Agreement;

         (c) the Licensed Product(s) shall not infringe any copyright, trade secret, United States patent or any other intellectual property rights or similar rights of any third party;

         (d) the Licensed Product(s) does not contain any known viruses, expiration, time-sensitive devices or other harmful code that would inhibit the end user's use of the Licensed Product(s) or Dell system;

         (e) if applicable, the Licensed Product(s) shall be able to accurately process date data (including, but not limited to, displaying, calculating, comparing, and sequencing) between the twentieth and twenty-first centuries, provided that all other information technology accurately exchanges correct date data with the Licensed Product(s);

         (f) RP and the Licensed Product(s) comply with all governmental laws, statutes, ordinances, administrative orders, rules and regulations and which are applicable to RP and that RP has procured all necessary licensees and paid all fees and other charges required so that Dell can exercise the rights and license granted under this Agreement;

          (h) the Licensed Product(s) are not encrypted, nor do they contain encryption capability; if the Licensed Product(s) does contain encryption capabilities, RP agrees to adhere to the requirements described in Exhibit A OR the Licensed Product(s) contain encryption capabilities as follows:

                  ----------------------------------------------------------

                  ----------------------------------------------------------

                  ----------------------------------------------------------
                  [add what the encryption does, password, data, etc. and the level of encryption such as 40 bit DES, 56 bit, etc.]. Attached hereto is a true, correct and complete copy of the approval from the United States Department of Commerce or, if applicable United States State Department, permitting the export of the Licensed Product(s) to countries outside the United States and Canada (the "Approval"); and

          (i) with respect to encryption only, except as set forth in the Approval, there is no restriction of any relevant governmental authority which prohibits the export of the Licensed Product(s) to countries outside the United States and Canada, other than those laws of the United States which prohibit exports generally to Libya, Cuba, North Korea, Syria, Sudan, Iran and Iraq.

          (j) RP has and will continue to comply with all applicable governmental laws, statutes, rules and regulations including, but not limited to, those related to export of product and technical data, and RP agrees that for any updates, upgrades and new products which are licensed to Dell pursuant to the terms of this Agreement, RP shall provide prior written notice of any facts which would make the foregoing representations untrue.

6.2 Notwithstanding the warranty provisions above, RP shall have no warranty obligations with respect to any part or parts of the Licensed Products which have been damaged by improper installation or operation, or if Dell or any third party has modified or attempted to modify the Licensed Product.

6.3 THE WARRANTIES SET FORTH ABOVE SHALL BE EXCLUSIVE AND IN LIEU OF ALL OTHER LIABILITIES, OBLIGATIONS AND/OR WARRANTIES, EXPRESSED OR IMPLIED (INCLUDING BUT NOT LIMITED TO ANY IMPLIED AND/OR STATUTORY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND TITLE, AS WELL AS ANY IMPLIED AND/OR STATUTORY WARRANTIES ARISING FROM THE COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE), AND DELL HEREBY WAIVES ALL OTHER RIGHTS, OBLIGATIONS AND/OR WARRANTIES AND ASSUMES ALL RISKS AND LIABILITIES IN RESPECT THEREOF. RP MAKES NO WARRANTY THAT THE OPERATION OF THE PRODUCTS WILL BE ERROR FREE OR WITHOUT INTERRUPTION. RP DOES NOT

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         WARRANT THAT THE PRODUCTS SHALL OPERATE WITH ANY HARDWARE AND
         SOFTWARE OTHER THAN AS SPECIFIED IN THE DOCUMENTATION.

7.0      INDEMNIFICATION

7.1 RP shall fully indemnify, defend and hold harmless Dell, Dell Computer Corporation, Dell Computer Corporation's subsidiaries and affiliates and all of the foregoing entities' officers, directors, employees, and agents and their successors and assigns, from and against any and all claims, actions, suits, legal proceedings, demands, liabilities, damages, losses, judgments, settlements, costs and expenses, including, without limitation, attorney's fees, arising out of or in connection with any alleged or actual:

                  (i) infringement by RP and/or the Licensed Product(s) of any copyright, patent, trade secret or other intellectual property rights or similar rights of any third party; and

                  (ii) damage to any tangible property, personal injury, death or any other damages or losses sustained by whomever suffered, resulting, or claimed to result, in whole or in part from any alleged or actual defect in the Licensed Product(s) whether latent or patent, including any alleged or actual improper construction or design or the failure of the Licensed Product(s) to comply with its written specifications or any express or implied warranties.

7.2      In the event that Dell becomes aware of any such claim, Dell shall:
         (i) notify RP of such claim, (ii) cooperate with RP in the defense thereof and (iii) obtain RP's approval prior to settling any such claim, provided such consent is not unreasonably withheld.

7.3 In addition to RP's obligations under Subsection 7.1 above, in the event that a claim of infringement is made with regard to the Licensed Product(s), RP shall, at its own expense, procure for Dell the right to exercise the rights and licenses granted to Dell under this Agreement or modify the Licensed Product(s) such that it is no longer infringing.

7.4 Dell shall fully indemnify, defend and hold harmless RP and its officers, directors, employees, and agents from and against any and all claims, actions, suits, legal proceedings, demands, liabilities, judgments and settlements, costs and expenses, including, without limitation, attorney's fees, arising out of or in connection with any claim by an end user or any third party related to (i) Dell's breach of any obligation to end users or other third parties; (ii) any misleading statements, misrepresentations, fraud, or other misconduct on the part of or any act attributable to Dell or its agents, or (iii) personal injury or physical property damage attributable to Dell or its agents.

8.0      TERM AND TERMINATION OF AGREEMENT

8.1 Unless earlier terminated as provided below, the term of this Agreement shall be for *** from the Effective Date and, unless either party gives thirty (30) days or more written notice of nonrenewal prior to the end of the initial term, this Agreement shall automatically renew for successive *** periods.

8.2 Either Party may, at its option and upon written notice to the other Party, terminate this Agreement if: (a) a material breach of this Agreement by the other Party is not remedied within thirty (30) Days after the breaching Party's receipt of written notice of the breach;
         (b) the other Party admits in writing its inability to pay its debts generally as they become due, files a petition for bankruptcy or executes an assignment for the benefit of creditors or similar document; (c) a receiver, trustee in bankruptcy or similar officer is appointed for the other Party's property; or (d) a majority interest of the equity or assets of the other Party is transferred to an unrelated third party or this Agreement is assigned without the prior written consent of the other Party to this Agreement.

8.3 All licenses and sublicenses granted to customers under this Agreement, and all provisions of Sections 6.0, 7.0, 8.0, 9.0, 10.0 and 11.0, shall survive any expiration or termination of this Agreement and shall bind the



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         parties and their successors, heirs, assigns and legal
         representatives. In addition, RP's obligations under Section 4 and 5 shall survive for 180 days after any expiration or termination of this Agreement in order for Dell to satisfy its then existing contractual obligations to its customers and licensees. Dell shall retain a limited license in accordance with Section 2 to use the Licensed Product(s) in order to satisfy such obligations and to exhaust its inventory of Licensed Product(s) existing at expiration or termination, provided that Dell's right to exhaust any such inventory shall not extend beyond 180 days after expiration or termination. Thereafter, Dell agrees to return or destroy all additional copies of the Licensed Product(s) in its possession.

9.0      LIMITATION OF LIABILITIES

9.1 EXCEPT AS SET FORTH BELOW, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES UNDER ANY PART OF THIS AGREEMENT EVEN IF ADVISED OR AWARE OF THE POSSIBILITY OF SUCH DAMAGES. Notwithstanding anything herein to the contrary, the maximum aggregate amount of money damages for which RP may be liable to Dell under this Agreement, resulting from any cause whatsoever, shall be limited to the greater of: ***.

9.2 THE LIMITATIONS OF LIABILITY SET FORTH ABOVE, SHALL NOT APPLY TO ANY OF EITHER PARTY'S OBLIGATIONS OR LIABILITIES UNDER SECTION 7 "INDEMNIFICATION" OR TO EITHER PARTY'S OBLIGATIONS UNDER SECTION 10.0 "CONFIDENTIAL INFORMATION."

10.0     CONFIDENTIAL INFORMATION

10.1 The parties agree that information exchanged under this Agreement that is considered by either party to be confidential information will be subject to the terms and conditions of the non-disclosure agreement, ***, in place between the parties. RP shall not provide to Dell any information, which is considered confidential information of any third party.

10.2 Dell acknowledges RP's sole and exclusive right, title and interest in any and all proprietary, intellectual and industrial property rights, whether registered or not, including all patents, copyrights, trade secrets, trademarks and trade names, in and to the Licensed Products and any part thereof or which RP may have at any time adopted, used, registered or been issued in any location with respect to the Licensed Products or otherwise (hereinafter referred to collectively as "Intellectual Property Rights"). Dell further acknowledges that RP represents that the Licensed Product, including the source and object codes, logic and structure, constitute valuable trade secrets of RP.

10.3 Dell agrees that it will in no way alter, deface, remove, cover up or mutilate in any manner whatsoever any copyright notice.

11.0     MISCELLANEOUS

11.1 Except as provided herein, this Agreement shall in no way preclude either party from independently developing, having developed or acquiring or marketing any products or services nor shall it in any way preclude either party from entering into any similar agreement with any other party.

11.2 Dell shall have full freedom and flexibility in its decisions concerning the distribution and marketing of the Licensed Product(s) including, without limitation, the decision of whether or not to distribute or discontinue distribution of the Licensed Product(s). Dell does not guarantee that its marketing, if any, of the Licensed Product(s) will be successful.

11.3 This Agreement may not be assigned by RP, in whole or in part, including, without limitation, by operation of law, in a merger or stock or asset sale, *** without the express written permission of Dell. If RP makes any attempt to assign this Agreement *** without Dell's written consent, Dell will have the option to


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         immediately terminate this Agreement. No permitted assignment or subcontract by RP shall relieve RP of any obligations hereunder. RP shall always remain jointly and severally liable with any assignees under this Agreement. In the event of a transfer by RP of any of the Intellectual Property that is the subject of this Agreement, whether by operation of law or otherwise, *** and Dell does not exercise its rights to terminate the Agreement as stated above, the escrow rights described in Section 2.4 shall be deemed immediately vested.

11.4 RP is an independent contractor. RP is not a legal representative or agent of Dell, nor shall RP have the right or authority to create or incur any liability or any obligation of any kind, express or implied, against, or in the name of, or on behalf of Dell.

11.5 If at any time during the term of this Agreement RP shall have granted or shall grant any other license to the Licensed Product(s) containing terms and conditions which are substantially similar to the terms and conditions of this Agreement, but which provides for a lower royalty rate, RP shall notify Dell and Dell shall, at its option, be entitled to substitute those terms and conditions for the terms and conditions of this Agreement, with such substitution to be retroactive to the date such more favorable terms and conditions were granted.

11.6 RP shall not publicize the existence of this Agreement with Dell nor refer to Dell in connection with any promotion or publication without the prior written approval of Dell. Further, RP shall not disclose the terms and conditions of this Agreement to any third party, including, but not limited to, any financial terms, except as required by law or with Dell's prior written consent.

11.7 Both parties shall comply with all applicable governmental laws, statutes, ordinances, administrative orders, rules and regulations including, without limitation, those related to the export of technical materials. RP shall cooperate with Dell regarding any export restrictions related to the Licensed Product(s).

11.8 Any and all written notices, communications and deliveries between RP and Dell with reference to this Agreement shall be deemed made on the date of receipt if sent by registered or certified mail, overnight express mail or electronic mail to the respective address of the other party as follows:

                  In the case of Dell:      Dell Products L.P.
                                            One Dell Way
                                            BBP, Box 4
                                            Round Rock, TX 78682
                                            Attn:    Strategic Commodity Manager
                                                     Software Procurement

                  In the case of RP:        RAID Power Services, Inc.
                                            3 Princess Road
                                            Lawrenceville N.J. 08648
                                            Attn:    ***

11.9 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, U.S.A. without regards for its rules of conflict of laws, as if this Agreement was executed in and fully performed within the State of Texas. Both parties hereby waive any right to a trial by jury relating to any dispute arising under or in connection with this Agreement.

11.10 Should any provision herein be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be modified to reflect the intentions of the parties. All other terms and conditions shall remain in full force and effect.

11.11 No amendment, modification or waiver of any provision of this Agreement shall be effective unless set forth in a writing executed by an authorized representative of each party. No failure or delay by either party in


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         exercising any right, power or remedy will operate as a waiver of any such right, power or remedy. No waiver of any provision of this Agreement shall constitute a continuing waiver or a waiver of any similar provision unless expressly set forth in a writing signed by an authorized representative of each party.

11.12 Since Dell transacts business with the United States government, RP must comply with the applicable federal laws and Federal Acquisition Regulations ("FARs") which are otherwise applicable to RP, including the following:

              It is Dell's policy to take affirmative action to provide equal employment opportunity without regard to race, religion, color, national origin, age, sex, disability, veterans status or any other legally protected status. As a condition of doing business, Dell requires RP to practice equal opportunity employment and to comply with Executive Order 11246, as amended, Section 503 of the Rehabilitation Act of 1973, and Section 4212 of the Vietnam Era Veteran's Readjustment Assistance Act of 1974, all as amended, and the relevant Regulations and Orders of the U.S. Secretary of Labor. Additionally, to the extent required by applicable law, the following sections of Chapter 60 of Title 41 of the Code of Federal Regulations are incorporated by reference in this Agreement and each Order: 41 CFR 60-1.4(a); 41 CFR 60-1.8; 41 CFR 60-741; 41 CFR 60-250; 41 CFR 60-1.7; 41 CFR 60-1.40.

              It is the policy of the United States (FAR 52.219-8) that small business concerns, small business concerns owned and controlled by socially and economically disadvantaged individuals and small business concerns owned and controlled by women shall have the maximum practicable opportunity to participate in performing contracts for any Federal agency. RP agrees to comply with this policy and to provide reporting of data as requested to the Small Business Liaison Officer, Dell Computer Corporation, One Dell Way, Round Rock, Texas, 78682.

           If an order issued under this Agreement for commercial items as defined in FAR 52.202-1) references a U.S. Government contract which requires incorporation of portions of the Federal Acquisition Regulation (FAR) the limited list of clauses shown below, current as of the date of the order unless otherwise noted, shall apply tot hat order in accordance with the Government's subcontracting policy prescribed by FAR Subpart 44.4. The following definitions apply to these clauses: "Contracting Officer" means "Buyer"; "Contractor" means "Seller"; "Contract" or "Schedule" means "this order"; the term "subcontract: includes any procurement made hereunder; and the term "subcontractor" includes a supplier or vendor.
TITLE                                                       FAR        SEE NOTE

Definitions                                                 52.202-1

Defense Priority and Allocation requirements                52.211-15

Equal Opportunity                                           52.222-26     1.

Affirmative Action for the Special Disabled & Vietnam       52.222.35     1.

Affirmative Action for Handicapped Workers                  52.222-36     1.

Restrictions on Certain Foreign Purchases                   52.225-11

Authorization and Consent                                   52.227-1

Preference for Privately Owned US Flag Commercial Vessels   52.247-64    1,2

Notes:   1.       In accordance with FAR 52.212-5(c), these are the
         minimum number of clauses which must be flowed down to subcontractors or vendors by the prime contractor

         2.     Required in subcontracts through end of April 1996
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11.13    This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter contained herein, and merges all prior discussions and agreements, both oral and written, between the parties. Nothing in any purchase order, invoice, order acknowledgment, or other document of RP shall be of any effect whatsoever and may not affect, alter, or modify the terms and conditions of this Agreement. If the terms and conditions of this Agreement conflict with any terms of a Dell purchase order relating to the Licensed Product(s), the terms and conditions of this Agreement shall govern. The terms and conditions set forth in Supplements are hereby incorporated into this Software License Agreement by reference. If the terms and conditions of this Software License Agreement conflict with any terms and conditions contained in a Supplement, the terms and conditions of the Supplement shall govern.

11.14 Government Rights. Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraphs (c)(1) and (2) of the Commercial Computer Software -- Restricted Rights provision at 48 CFR [ ] 52.227-19. Manufacturer is Raid Power Services, Inc.,
         3 Princess Road, Lawrenceville N.J. 08648.


IN WITNESS WHEREOF, the parties hereto have duly executed this Software License Agreement by their respective duly authorized officers to be effective as of the Effective Date as first written above.

DELL PRODUCTS L.P.         Raid Power Services, Inc.

By:                        By:

Title:                     Title:

Date:                      Date:




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


                                 SUPPLEMENT TO

                          SOFTWARE LICENSING AGREEMENT

                             CONTRACT #___________


This Supplement provides additional terms and conditions to the above referenced Software License Agreement. All terms and conditions of the Software License Agreement apply to this Supplement and the terms and conditions of this Supplement are hereby incorporated by reference into the Software License Agreement.

1.0       DESCRIPTION OF LICENSED PRODUCT(S)

Definitions used in this Section 1.0:

INCREMENTAL RELEASE shall mean additional functionality that will be provided before FCS. There will be a series of small components of functionality delivered prior to the code freeze date.

SUBSEQUENT RELEASE shall mean substantial release of new features to be delivered after FCS.

A:  DELL SAN LICENSED PRODUCT

         1.       Mirroring

         The ability to automatically replicate data within a RAID subsystem, and between a RAID storage subsystem and another, both synchronously and asynchronously. ***

         2.       Snapshot

         ***

         3.       Virtualization

         Virtualization provides the capability to disassociate the logical representation of a disk presented to a host system from the physical components that make up the logical disk.

         ***

         4.       Mirroring Failover

         Functionality is provided that enables one device running on the SAN to failover to another device running on the SAN in the event that the first unit fails. This is not a fault tolerant feature, but rather a method to insure that data can continue to be mirrored for a limited period of time while the failed device is replaced.

         5.       Host Failover

         Functionality provided via RPIC services for host servers to recognize multiple paths to storage and allow failover between available paths to the server ***.

         ***

         6.       HBA Support

         ***



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         7.       Storage Failover

         ***

         8.       Cluster Support

         ***

         9.       SCSI Support

         ***

         10.      Server Support

         ***

         11.      LUN Support

         ***

         12.      Server OS Support.

         ***

         13.      Heterogeneous Storage Pooling.

         RPIC will allow Heterogeneous storage pooling.  ***

         14.      On-line Capacity Expansion

         RPIC will support the ability to dynamically expand the capacity of a volume in a Subsequent Release. This means the volume must be presented to the server in such a way that the server recognizes the increased storage after a server re-boot.

         15.      Physical Service Partitioning

         An RPIC configuration must support the ability to partition physical devices into multiple LUNs that are smaller than the physical devices from which they are made

         16.      Management Tools

         ***

         17.      Switches

         RPIC will attach to an FC switch and attach directly to both host servers and storage.

         19.      RPIC Failover

         ***

         20.      Documentation



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         Dellized (conforms to InfoDev e-doc initiative) and translated user documents that cover complete functionality of the licensed product will be delivered to Dell by March 31, 2000

B.  ON-SITE DEVELOPMENT SUPPORT FOR DELL SAN LICENSED PRODUCT

RP shall provide software debug and development support, as requested by Dell, in the Dell test and development labs during Unit, Product, System, and Qualification testing. RP will provide a mix of System Engineers and Developer support both on site and off site during the testing period, to a mutually agreed upon schedule.

Dell will provide modem and phone capability for the engineer to consult with RP development.

C. MULTI PATH MANAGER SOFTWARE, ARRAY MANAGEMENT SOFTWARE, REMOTE MONITORING SERVICES

***

         1.       Multipath Manager Software

         ***

         2.       Array Management Software

         ***
                  ***

                  f)       Documentation

                  Dellized (conforms to InfoDev e-doc initiative) and translated user documents that cover complete functionality of the licensed product will be delivered to Dell by April 30, 2000.

         ***

2.0      COMPENSATION

2.1 Dell shall pay RP a per copy royalty of ***, plus an additional per copy fee of *** for maintenance, support and Updates, for each copy of the Dell SAN Licensed Product distributed directly or indirectly by Dell to customers or other parties.

2.2 In the event the Multi-Path Manager and Array Management software are added to this Agreement as Licensed Products, Dell shall pay RP a per copy royalty of *** for each copy of the Array Management and Multi-Path Manager Licensed Product distributed directly or indirectly by Dell to customers or other parties. In addition, Dell shall pay RP a per copy royalty of *** for each copy of the Array Management and Multi-Path Manager distributed directly or indirectly by Dell to customers or other parties ***.

3.0      DELIVERY SCHEDULE

Release 1 final beta: ***
Test Cycle: ***
Documentation Complete: ***
Raid Power Code Freeze: ***
Dell Code Freeze: ***
Planned FCS: ***

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

4.0      TECHNICAL CONTACTS

***: EVP, General Manager Products and Services
***, VP, Head of Engineering
***, Director, SAN mgmt products
***, System Engineer

***



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




IN WITNESS WHEREOF, the parties hereto have duly executed this Supplement to the above referenced Software License Agreement by their respective duly authorized officers.

DELL PRODUCTS L.P.                   RAID POWER SERVICES, INC.

By:                                          By:

Title:                                       Title:

Date:                                        Date:


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


                                   EXHIBIT A

                           ENCRYPTED SOFTWARE EXPORT

In accordance with the U.S. Export Administration Regulations, certain software and items possessing encryption capabilities may require formal export licenses before they can be exported and/or re-exported from the United States. RP agrees to complete the questions on the following Software Questionnaire.

Please contact Allyson Manuel if you have any questions @ (512) 723-6647.

If RP's software has not been classified, RP may refer to the BXA (Bureau of Export Administration) Website at http://www.bxa.doc.gov for information regarding classifying software. Under the category of "Getting Help and Contacting Us", click on the "General Fact Sheets". Then click on "Obtaining a Commodity Classification" to receive information on how to classify software.

Please fax the completed Export Questionnaire to (512)723-4256, or send the form via e-mail to allyson_manuel@dell.com.

LICENSED PRODUCT NOT FOR EXPORT OUT SIDE THE US OR CANADA.

If the RP has several versions of the Licensed Product, such as 128-bit level encryption for US customers and 40-bit level for international customers, RP agrees to conspicuously identify on the Licensed Product media the level of encryption of each version of the Licensed Product when the media is delivered to Dell.

RP also agrees to conspicuously mark the media of the 128-bit level encryption version of the Licensed Product with a label stating "NOT FOR EXPORT OUTSIDE THE US OR CANADA. CONTAINS ENCRYPTION" prior to delivering the Licensed Product media to Dell.




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                             SOFTWARE QUESTIONNAIRE

Company Name: _____________________________________________________________

Please attach additional pages if necessary.

Product name & version number:___________________Country of Origin ____________

Harmonized Tariff Schedule Number (HTS):_______________________________________

Export Commodity Control Number (ECCN):________________________________________

License Exception (if applicable):_____________________________________________

If product is 5D002, TSU [GSN], please provide a copy of the BXA classification verification).

What is the functionality of your software (i.e.: word processing, engineering/design, communication, operating system, etc.)?

_______________________________________________________________________________

What type of equipment is the software used to support  (i.e.:
telecommunications, manufacturing/test, computers, etc.)? Please be specific.

_______________________________________________________________________________

Is your software available to the public via sales from stock at retail selling points by means of "over-the-counter" transactions, mail order, or telephone call transactions (Mass Market)?

      _______________________  If yes, please forward a copy of BXA approval.

Is your software designed for installation by the user without further substantial support (substantial support does not include telephone (voice only) help line services for installation or basic operation, or basic operation training provided by the supplier?
_______________________________________________________________________________

Does your software or commodity have encryption capabilities? _________________

IF THE ANSWER TO QUESTION 5 ABOVE IS "NO", YOU DO NOT NEED TO COMPLETE THE REMAINING QUESTIONS ON THIS FORM.

What function does the encryption provide (i.e.: password protection, data encryption, etc.? Please be specific.

_______________________________________________________________________________

Does the data encryption algorithm exceed a key space of 56 bits? ___________________________________________________________________

What is the specific key length of the encryption algorithm? ____________________________________________________________________

Does your software or commodity allow the alteration of the data encryption mechanism and its associated key spaces by the user?

_______________________________________________________________________________

Please provide a brief written summary of the encryption technology used in the design of the software or commodity in question. Please be sure to identify the type of algorithm used.

_______________________________________________________________________________

_______________________________________________________________________________

Is there an EXPORT version of the software named above? _______________________

This form Completed by:

Name ____________________ Title _______________ Signature:_____________________


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


Date _______________ Phone #____________________


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


                                   EXHIBIT B

                        DELL SOFTWARE LICENSE AGREEMENT

This is a legal agreement between you, the user, and Dell. By using the software, you agree to be bound by the terms of this agreement. If you do not agree to these terms, promptly return all software items (disks, written materials, and packaging) for a full refund.

You may use one copy of the software on only one computer at a time. If you have multiple licenses for the software, you may use as many copies at any time as you have licenses. "Use" means loaded in temporary memory or permanent storage on the computer. Installation on a network server solely for distribution to other computers is not "use", if you have a separate license for each computer to which the software is distributed. If users will exceed the number of licenses, you must have a reasonable process to assure that the number of persons using the software concurrently does not exceed the number of licenses.

The software is protected by United States copyright laws and international treaties. You may make one copy of the software solely for backup or archival purposes or transfer it to a single hard disk provided you keep the original solely for backup or archival purposes. You may not rent or lease the software or copy the written materials accompanying the software, but you may transfer the software and all accompanying materials on a permanent basis, if you retain no copies and the recipient agrees to the terms, hereof. Any transfer must include the most recent update and all prior versions. You may not reverse engineer, decompile or disassemble the software. If the package contains 3.5" and 5.25" disks, you may use only the disks appropriate for your computer. You may not use the disks on another computer or network, or loan, rent, lease, or transfer them to another user except as permitted by this agreement.

LIMITED WARRANTY

Dell warrants that the software disks are free from defects in materials and workmanship under normal use for ninety (90) days from the date you receive them. This warranty is limited to you and is not transferable. Any implied warranties are limited to 90 days. Some jurisdictions do not allow limits on the duration of an implied warranty, so this limitation may not apply to you. The entire liability of Dell and its suppliers, and your exclusive remedy, shall be (a) return of the price paid for the software or (b) replacement of any disk that does not meet this warranty which is sent with a return authorization number to Dell, at your cost and risk. This limited warranty is void if any disk damage has resulted from accident, abuse, misapplication, or service or modification by someone other than Dell. Any replacement disk is warranted for the remaining original warranty period or 30 days, whichever is longer. Dell does not warrant that the functions of the software will meet your requirements or that operation of the software will be uninterrupted or error free. You assume responsibility for selecting the software to achieve your intended results, and for the use and results obtained from the software. Dell disclaims all other warranties, express or implied, including but not limited to implied warranties of merchantability and fitness for a particular purpose, for the software and all accompanying written materials. This limited warranty gives you specific legal rights. You may have others, which vary from jurisdiction to jurisdiction.

In no event shall Dell or its suppliers be liable for any damages whatsoever (including, without limitation, damages for loss of business profits, business interruption, loss of business information, or other pecuniary loss) arising out of use or inability to use the software, even if advised of the possibility of such damages. Because some jurisdictions do not allow an exclusion or limitation of liability for consequential or incidental damages, the above limitation may not apply to you.

U.S. GOVERNMENT RESTRICTED RIGHTS

The software and documentation are provided with Restricted Rights. Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable. Contractor/manufacturer is Dell Products, L.P., One Dell Way, Round Rock, TX 78682. This license is effective until terminated. It will terminate upon the conditions


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

set forth above or if you fail to comply with any term hereof. Upon termination, you agree that the software and accompanying materials, and all copies thereof, will be destroyed. This agreement is governed by the laws of the State of Texas. You acknowledge that you have read this agreement, you understand it, you agree to be bound by its terms, and that this is the complete and exclusive statement of the agreement between you and Dell regarding the software.


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